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                                                                    EXHIBIT 21.1


Subsidiary
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Advanced Communication Technologies, Inc.
Advanced Communication Technologies, Inc.
Austin Trencher, Inc.
Coast to Coast, L.L.C.
Danford Technologies, Inc.
Dillard Smith Construction Company

Driftwood Electrical Contractors, Inc.

Environmental Professional Associates, Limited
Fiber Technology, Inc.
Five Points Construction Company
GEM Engineering Co., Inc.


Golden State Utility Co.
H.L. Chapman Pipeline Construction, Inc.
Harker & Harker, Inc.
Interstate Equipment Corporation
Manuel Bros., Inc.

NorAm Telecommunications, Inc.
North Pacific Construction Company
Northern Line Layers, Inc.

PAR Electrical Contractors, Inc.
PDG Electric Company
Potelco, Inc.
QSI, Inc.

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Subsidiary
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Quanta XIX Acquisition, Inc.
Quanta XVIII Acquisition, Inc.
Quanta XVII Acquisition, Inc.
Quanta XVI Acquisition, Inc.
Quanta XXI Acquisition, Inc.
Quanta XXI Acquisition, Inc.
Quanta XXII Acquisition, Inc.
Quanta XXIII Acquisition, Inc.
Quanta XXIV Acquisition, Inc.
Quanta XXV Acquisition, Inc.
Quanta XXVI Acquisition, Inc.
Quanta XXVII Acquisition, Inc.
Quanta XXVIII Acquisition, Inc.
Quanta XXIX Acquisition, Inc.
Quanta XXX Acquisition, Inc.
Quanta XXXI Acquisition, Inc.
Quanta XXXII Acquisition, Inc.
Quanta XXXIII Acquisition, Inc.
Quanta XXXIV Acquisition, Inc.
Quanta XXXV Acquisition, Inc.
Quanta XXXVI Acquisition, Inc.
Quanta XXXVII Acquisition, Inc.
Quanta XXXVIII Acquisition, Inc.
Quanta XXXIX Acquisition, Inc.
Quanta XL Acquisition, Inc.
Quanta XLI Acquisition, Inc.
Quanta Delaware, Inc.
Quanta Services Management Partnership, L.P.
Quanta Services of Canada, Ltd.
Quanta Utility Installation Co., Inc.
R. A. Waffensmith & Co., Inc.

Seaward Corporation

Spalj Construction Company

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Subsidiary
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Span-Con of Deerwood, Inc.
Sullivan Welding, Inc.
Sumter Builders, Inc.
TTM, Inc.

Telecom Network Specialists, Inc.
The Ryan Company, Inc.
Tom Allen Construction Company
TRANS TECH Electric, Inc.
Underground Construction Co., Inc.

Union Power Construction Company

VCI Telecom, Inc.
W.C. Telecommunications, Inc.
W.H.O.M. Corporation
Wilson Roadbores, Inc.


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